Exhibit No. 10(D)

                           AIRCRAFT PURCHASE AGREEMENT
                           ---------------------------

                  THIS AIRCRAFT PURCHASE AGREEMENT (this "Agreement") is entered into as of this 23rd day of April, 1999, by and between Village Transport Corp., a Delaware corporation having an office at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 ("Seller"), and ACME Acquisition Corporation, an Ohio corporation having an office at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 ("Buyer").

         1. PURCHASE AND SALE. Upon and subject to the terms and conditions set forth herein, at Closing (as defined below), Seller shall sell and deliver to Buyer, and Buyer shall purchase from Seller, the following:

            (a) CANADAIR CHALLENGER 601-1A Serial No. 3007, bearing United States Registration No. N711SX, equipped with two (2) General Electric CF 34-1A engines, bearing manufacturer's Serial Nos. 350-105 and 350-104, and all related avionics, appliances, parts, instruments, equipment and accessories, and as described in the specifications attached hereto as Exhibit A (the "Challenger"); and

            (b) all related manuals and catalogs (as set forth in Exhibit A-1), documents, logbooks and maintenance and other records (the "Challenger Documents").

         2. PAYMENT. In consideration for good and marketable title to the Challenger and the Challenger Documents as herein provided, at Closing, Buyer hereby agrees to pay to Seller, and Seller agrees to accept from Buyer, by wire transfer the aggregate sum of TWELVE MILLION ONE HUNDRED SEVENTEEN THOUSAND TWO HUNDRED AND FORTY-THREE U.S. Dollars ($12,117,243.00) (the "Purchase Price").

         3. CLOSING.

            (a) TIME AND PLACE. The closing of the transaction contemplated herein (the "Closing") shall take place at Wilmington, Delaware, or at such other location as the parties may mutually agree. The Closing shall take place on a date ("Closing Date") to be selected by mutual agreement of the parties, which shall be on or about April 23, 1999, but no later than July 31, 1999, subject to Sections 12 and 16 below, unless a later date is mutually agreed upon by the parties.

            (b) EVENTS AT CLOSING. At Closing, Seller shall sell and convey to Buyer, against delivery of the Purchase Price, as provided at
            Section 2 above, good and marketable title to the Challenger, free and clear of all liens, encumbrances, claims and rights of third parties. Possession of the Challenger will be delivered by Seller to Buyer at the time and place of Closing.

            (c) OBLIGATIONS OF SELLER. At Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

                (i) possession of and title to the Challenger and the Challenger
            Documents;


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                (ii) an Aircraft Bill of Sale (FAA AC Form 8050-2), executed in favor of Buyer, covering the Challenger (the "FAA Bill of Sale") in substantially the form of Exhibit B hereto;

                (iii) a Bill of Sale, in the form of Exhibit C hereto, executed in favor of Buyer, covering the Challenger;

                (iv) all equipment, parts and personal property presently in the Challenger and other additional equipment, parts and personal property described in Exhibit D hereto; and

                (v) an assignment of all warranties relating to the Challenger which are then in effect and assignable.

            (d) OBLIGATIONS OF BUYER. At Closing, Buyer shall deliver to Seller, or as otherwise provided herein, the following:

                (i) the Purchase Price in the manner described at Section 2 above; and

                (ii) an aircraft delivery receipt covering the Challenger in the form attached hereto as Exhibit E;

         4. FAA FILING. The parties hereby agree that duplicate originals of all documents required to be filed with the United States Federal Aviation Administration ("FAA"), including AC Form 8050-1 and AC Form 8050-2, in order to convey the Challenger to Buyer, shall be prepositioned with Aero Records & Title Co, for filing with the FAA upon Closing and receipt of filing instructions from the parties hereto.

         5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that, as of the date hereof and as of the Closing Date:

            (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to conduct its business and to enter into and perform its obligations under this Agreement and each document delivered hereunder;

            (b) This Agreement, each document delivered hereunder, and all transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of Seller;

            (c) This Agreement and all documents delivered hereunder constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their terms;

            (d) Record title to the Challenger is held in the name of Seller; Seller is the beneficial owner of the Challenger, holds valid and lawful title to the Challenger and has all legal right and authority necessary to sell and convey the Challenger to Buyer, as herein provided, and to carry out all of its obligations hereunder;



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            (e) At Closing, Seller shall transfer and convey to Buyer title to the Challenger and, by the deliveries to be made at Closing, Buyer will have good and marketable title to the Challenger, free and clear of any and all liens, encumbrances, claims and rights of others;

            (f) At Closing, the Challenger and all associated equipment and accessories (i) will be current on the Bombardier Aerospace maintenance program, (ii) will have a current United States Certificate of Airworthiness issued by the FAA, (iii) will not be subject to any outstanding mandatory airworthiness directives; and
            (iv) will comply with all statutes, laws, rules, and regulations of governmental or regulatory authorities applicable thereto;

            (g) All sales, use, personal property and excise taxes, and all other taxes, proper charges and assessments, based upon or relating to the ownership, maintenance, purchase, use or operation of the Challenger prior to the date hereof, or the Closing Date, as applicable, have been duly paid and satisfied;

            (h) At Closing, the Challenger will conform to the specifications attached hereto as Exhibit A;

            (i) At the Closing Date, the flight logs and maintenance records relating to the Challenger will be complete and accurate in all material respects and will be in conformity with all applicable FAA regulations; and

            (j) At Closing, all representations of Seller to Buyer set forth in Exhibit F will be true, accurate and complete.

                EXCEPT AS TO TITLE AND THE MATTERS SET FORTH IN THIS SECTION 5, THE CHALLENGER WILL BE SOLD AND DELIVERED TO BUYER "AS IS" AND SELLER MAKES NO OTHER WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND WITH RESPECT TO THE CHALLENGER, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THOSE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER HEREBY WAIVES ALL WARRANTIES, GUARANTEES, OBLIGATIONS, LIABILITIES, RIGHTS AND REMEDIES AGAINST SELLER. EXCEPT AS TO TITLE AND THE OBLIGATIONS OF SELLER UNDER SECTIONS 9, 10 AND 11 HEREOF, BUYER HEREBY WAIVES ANY CLAIM AGAINST SELLER FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE CHALLENGER OR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.


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         6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that, as of the date hereof and as of the Closing Date:

            (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio;

            (b) Buyer has all necessary power and authority to conduct its business and to enter into and perform its obligations under this Agreement and each document delivered hereunder;

            (c) This Agreement, each document delivered hereunder, and all transactions contemplated hereby and thereby, have been duly authorized on behalf of Buyer by all necessary corporate action; and

            (d) This Agreement and each document delivered hereunder constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their terms.

         7. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer to purchase the Challenger, and to otherwise consummate the transactions contemplated by this Agreement, is subject to the following conditions:

            (a) Each of the representations and warranties of Seller contained this Agreement shall be true and correct as of the date hereof and as of the Closing Date, as if each were again made at such time;

            (b) Seller shall have performed and complied with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date;

            (c) All proceedings to be taken by Seller shall have been taken; all consents and governmental approvals to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained; and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer; and

            (d) No action, proceeding or inquiry shall be pending or threatened by any third party (other than a person claiming by or through Buyer) or any governmental or regulatory authority to restrain or prevent the consummation of the transactions contemplated hereby.

         8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligation of Seller to sell the Challenger to Buyer, and to otherwise consummate the transactions contemplated by this Agreement, is subject to the following conditions:

            (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date, as if each were again made at such time;


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            (b) Buyer shall have performed and complied with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date (including, without limitation, the payment, deposit or delivery in full of the Purchase Price);

            (c) All proceedings to be taken by Buyer shall have been taken; all consents and governmental approvals to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained; and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller; and

            (d) No action, proceeding or inquiry shall be pending or threatened by any third party (other than a person claiming by or through Seller) or any governmental or regulatory authority to restrain or prevent the consummation of the transactions contemplated hereby.

         9. TAXES. The consideration to be paid for the Challenger hereunder does not include any sales, use, personal property, excise or other similar taxes or assessments which may be hereafter imposed by any governmental authority upon the sale transaction or, with respect to periods after Closing, upon the Challenger or the use by Buyer thereof. Buyer agrees to pay, or to indemnify Seller against, any and all such taxes or assessments, except for any taxes on the income or gain resulting from the sale of the Challenger (or at its sole expense to defend against the imposition of any such taxes). The consideration to be paid for the Challenger includes, if applicable, all sales, excise and similar taxes assessed on the sale of materials and equipment to Seller for incorporation into the Challenger, and any personal property taxes assessed against the Challenger, or any part thereof, prior to Closing, and Buyer is not responsible for any additional payment with respect thereto. Seller shall also pay when due any taxes imposed by any governmental authority on the income or gain resulting from the sale of the Challenger hereunder.

         10. INDEMNIFICATION.

             (a) Seller agrees to indemnify, defend and hold harmless Buyer, its affiliates, and each of their respective officers, agents and employees, from and against any and all demands, actions, obligations, damages, liabilities, costs and expenses (including reasonable attorneys' fees) relating to or arising out of any and all claims and causes of action which have accrued prior to the Closing Date (regardless of when asserted) with respect to or arising out of the ownership, maintenance, condition, operation or use of the Challenger prior to the Closing Date.

             (b) Buyer agrees to indemnify, defend and hold harmless Seller, its affiliates, and each of their respective officers, agents and employees, from and against any and all demands, actions, obligations, damages, liabilities, costs and expenses (including reasonable attorneys' fees) relating to or arising out of any and all claims and causes of action which accrue on or after the Closing Date (regardless of when asserted) with respect to or arising out of the ownership, maintenance, condition, operation or use of the Challenger on or after the Closing Date.


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

         11. CONTRACTUAL INDEMNIFICATION. Each of the parties hereto (the "Indemnifying Party") covenants and agrees to indemnify, defend and hold harmless the other party, its affiliates, and each of their respective officers, agents and employees, from and against any and all claims, demands, actions, damages, obligations, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of any breach of any covenant, representation or warranty made by such Indemnifying Party in this Agreement. The obligations to indemnify contained in this Agreement shall survive Closing and the consummation of the transactions contemplated by this Agreement.

         12. RISK OF LOSS. Seller shall continue to maintain the Challenger in accordance with the requirements of this Agreement up to the Closing Date. In the event that, prior to Closing, the Challenger is destroyed, lost, stolen or damaged to the extent that "Major Repairs" (defined to mean repairs which cost in excess of $25,000 in the aggregate) are necessary, Seller and Buyer shall each have the right to terminate this Agreement by notice to the other, in which case both parties shall be released from all obligations hereunder. If the Challenger is damaged to a lesser extent prior to Closing, Seller shall be obligated to repair same at its own expense, and the Closing shall be extended for a reasonable period (but in no event longer than 60 days) to permit such repair.

         13. EXPENSES. Regardless of whether the transactions contemplated hereby shall be consummated, each party hereto shall pay its own expenses (including attorney's fees) incidental to the negotiation, documentation and consummation of such transactions. Each of the parties hereby covenants and agrees to indemnify, defend and save harmless the other against any and all claims and liabilities which may arise in connection with any third party claim for brokerage or similar fees arising out of any commitments made by or services performed for the covenanting party (real or alleged) in connection with the sale of the Challenger.

         14. GOVERNMENTAL APPROVALS. The Closing shall be subject to all governmental and regulatory approvals required for consummation of the transaction, including without limitation, the registration of the transfer of ownership to the Challenger with the FAA or other applicable authority.

         15. ASSIGNMENT. Neither party may assign its respective rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. All representations, warranties and covenants of each party hereunder shall inure to the benefit of the other party and its permitted assignees.

         16. FORCE MAJEURE. Subject to the terms and conditions set forth herein, the parties hereto shall use reasonable efforts to consummate the transactions provided for herein on or before May 31, 1999. In the event that either Seller or Buyer is unable to perform its obligations hereunder, or to deliver the required documents, instruments or items of property at Closing, by reason of any act of God, weather, act of government, strike, shortage of supply or other cause not reasonably within the control of such party, the date set for Closing shall be extended until the cause of such inability to perform or deliver shall have been cured; provided, however, such Closing shall not be delayed more than thirty-one (31) days. In the event that the Closing is so delayed, but does not occur on or before July 31, 1999, in accordance with this
Section 16, upon the written demand of either party, the parties shall be released from their respective obligations


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hereunder and, in such event, neither party will have any further responsibility or liability to the other.

         17. FURTHER ASSURANCES. From time to time after Closing, Seller shall promptly do, acknowledge, execute and deliver all such further acts, deeds, bills of sale, transfers, conveyances, certificates of title, registrations of title and/or other documents and things as Buyer may reasonably request in order to transfer to and vest and confirm in Buyer the Challenger and to otherwise fully consummate the transactions provided for herein.

         18. NOTICES. All notices and requests in connection with this Agreement shall be given in writing and shall be given by facsimile, telegram, cable, telex or teletype, confirmed by certified mail, as follows:

If to Seller:                                   If to Buyer:

Village Transport Corp.                         Mr. Peter B. Lewis
6300 Wilson Mills Road                          c/o The Progressive Corporation
Mayfield Village, Ohio 44143                    6300 Wilson Mills Road
Attention: David M. Schneider, Secretary        Mayfield Village, Ohio 44143


         19. MISCELLANEOUS.

             (a) This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

             (b) The headings of the Sections of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of such Sections.

             (c) This Agreement and the Exhibits hereto constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all other written or oral representations, negotiations, agreements or understandings between the parties.

             (d) No representations, warranties, inducements, agreements, promises or understandings which alter, modify, limit or add to the terms, provisions or conditions hereof shall have any force or effect unless the same are recorded in a written instrument duly executed by the parties to be bound thereby.

             (e) This Agreement is not intended to benefit, and shall not confer any rights or remedies on, any party other than Seller and Buyer and their permitted assignees, if any.

             (f) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original.

             (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.


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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed and delivered by its duly authorized representative, as of the day and year first above written.

SELLER:                                      BUYER:

Village Transport Corp.                      ACME Acquisition Corporation

By: /s/ David M. Schneider                   By: /s/ Peter B. Lewis
    -----------------------------------          -------------------------------
       David M. Schneider, Secretary                Peter B. Lewis, President




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                                    EXHIBIT A

                                 SPECIFICATIONS




Serial Number:  3007                       Total Time:  5063.1 hrs.
Registration Number:  N711SX               Total landings:  2938
Date of Manufacture:  June 17, 1983


                                     ENGINES
                                     -------

         Engine #1                         Engine #2
Serial Number:  350105                     Serial Number:  350104
Total Time:  5,063.1 hrs.                  Total Time:  4864.1 hrs.
Total Cycles:  3,165.7                     Total Cycles:  2997.1
Time Since Hot Section:  890.4 hrs.        Time Since Hot Section:  890.4 hrs.
Cycles Since Hot Section:  500.7           Cycles Since Hot Section:  500.7

(Both engines are due for overhaul at 6000 hrs. total time. The #1 HPT blades were replaced with the P142 "Serpentine Cooled" blades at the last Hot Section Inspection on both engines.)

                                   MAINTENANCE
                                   -----------

The 4800 hour and 180 month inspections were performed by Bombardier Aviation Services Tucson facility on 2/97.

                                    EXTERIOR
                                    --------

Canadair Challenger paint scheme done by Bombardier Aviation Services Tucson facility on 2/97. Overall Materhorn White, Pratt & Lambert JetGlo 570-535, with bottom and stripes Gloss Black, Pratt & Lambert JetGlo 571-900.

                                    AVIONICS
                                    --------

AUTOPILOT:                 Sperry Dual Channel SPZ 600
EFIS:                      Sperry Dual EFIS 800 (4 tubes)
COMM:                      Triple Collins VHF-22C
NAV:                       Dual Collins VIR-32
ADF:                       Dual Collins ADF-60
DME:                       Dual Collins DME-42
TRANSPONDER:               Dual Honeywell RCZ-852
RADAR:                     Sperry Primus 800 Color
IRS:                       Dual Honeywell Laseref
FMS:                       Dual Universal 1-C with GPS
HF:                        Dual Collins HF 9000
SELCAL:                    Motorola NA138-714
FLIGHT PHONE:              Wulfsberg FF VI (with Privacy Mod)
ELT:                       Dorne & Margolin


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CVR:                       Fairchild A-100A
FDR:                       Provisions for Fairchild F 800 Digital
ALT:                       Collins ALT-55B
RMI:                       Collins BDI-36
TCAS:                      Honeywell TCAS 2000
EGPWS:                     Allied Signal with windshear

                                    INTERIOR
                                    --------

Ten passenger executive interior with grey color theme. Six grey leather berthable chairs with lumbar support. Four passenger fabric devan converts to berth for one. Most fabrics and carpet new by KC Aviation, Appleton, 1/96. Forward full service galley with microwave oven, ERDA warming oven, and TIA Electric coffee brewing/hot water system. Aft private lavatory. Cabin entertainment system with TV Monitor, Airshow 200, Sony VCR, Sony 10 Disc CD player, Sony Cassette player, Upgraded speakers and individual headphone station at each seat.


                               ADDITIONAL FEATURES
                               -------------------

RVSM RNP-5/RNP-10 Approved
Increased Take-off Weight Mod
Powered Fuel Crossfeed Mod
Spoiler Auto Depoloy Mod
Innotech 2000 Soundproofing
Nose Gear Door Inadvertant Closure Mod
Large KC Aviation Jumpseat (Certified for take-off & landing)
Remote Single Point Refueling Panel
Remote Skydrol Replenishing System
Bleed Air Pressurized Water System
Aft Fuselage Storage Compartment
8.33 Khz frequency spacing modification to all three VHF Comms
New Collins Pro-Line CTL Control Heads
Aft Fuselage Mounted Tronair Towbar and Head







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                                   EXHIBIT A-1

                              CHALLENGER DOCUMENTS

1.   Aircraft logbook.
2.   Engine logbooks.
3.   APU logbook.
4.   Airframe maintenance manual.
5.   Engine maintenance manual.
6.   All other maintenance manuals.






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                                    EXHIBIT B

                                FAA BILL OF SALE














































                                       12
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                                    EXHIBIT C

                                  BILL OF SALE


                  Village Transport Corp. ("Seller"), a Delaware corporation having an office at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, in consideration of the sum of one dollar ($1.00), and other good and valuable consideration, to it in hand paid by ACME Acquisition Corporation, an Ohio corporation having an office at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 ("Buyer"), the receipt and sufficiency of which are hereby acknowledged, does hereby sell, convey, transfer and deliver unto said Buyer the Canadair Challenger aircraft, bearing United States Registration No. N711SX, bearing manufacturer's Serial No. 3007 and equipped with two General Electric CF 34-1A engines, bearing manufacturer's Serial Numbers 350-105 and 350-104, and all related avionics, appliances, parts, instruments, equipment and accessories, and as described in the specifications attached as Exhibit A hereto, and all related manuals and catalogues (as described in Exhibit A-1 hereto), service bulletins documents and logbooks (hereinafter collectively referred to as the "Aircraft").

                  TO HAVE AND TO HOLD, said Aircraft, as described, to Buyer, its successors and assigns forever.

                  Seller hereby warrants that, at the time of the sale to be effected hereby, Seller is the lawful owner of the Aircraft and has good and lawful right to sell the same to Buyer, as herein provided, and that title to the Aircraft is free from any lien, charge or encumbrance whatsoever, and that Seller will defend said title against any and all claims.

                  Seller further covenants and agrees to execute and deliver, or cause to be executed and delivered, all such further instruments and documents, and to do or cause to be done all such acts and things, as may be reasonably requested by Buyer in order to better convey and confirm


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unto Buyer title to and possession of the Aircraft hereby sold, conveyed, transferred and delivered.

                  This Bill of Sale, and the representations, warranties and covenants herein contained, shall inure to the benefit of Buyer and its successors and assigns, and shall survive the execution and delivery hereof.

                  IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed on this 23rd day of April, 1999.

Village Transport Corp., as Seller

-------------------------------
By:      David M. Schneider
Title:   Secretary






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                                    EXHIBIT D

                     CHALLENGER ADDITIONAL EQUIPMENT, PARTS
                           AND OTHER PERSONAL PROPERTY

                                      APU:
                                      ----
                         Garrett Turbine Engine Company
Model Number:  GTCP 36-100E                  Total Time: 3197 hrs.
Serial Number:  P239C                        Time Since Hot Section: 758 hrs.




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                                    EXHIBIT E

                    AIRCRAFT DELIVERY AND ACCEPTANCE RECEIPT


                  ACME Acquisition Corporation (the "Buyer"), hereby accepts and acknowledges receipt from Village Transport Corp. (the "Seller"), in accordance with the terms and conditions of that certain Aircraft Purchase Agreement dated April _____, 1999, entered into between Buyer and Seller, of one (1) Canadair Challenger, Serial No. 3077, bearing United States Registration No. N711SX.

                  The aircraft referred to above was received by the undersigned Buyer on the date and at the location set forth below.

                  IN WITNESS WHEREOF, this instrument has been duly signed by the undersigned, by its duly authorized representative in Wilmington, Delaware on April 23, 1999 at a.m./p.m. local time.

                                       BUYER

                                       ACME Acquisition Corporation

                                       ---------------------------------------

                                       By:      Peter B. Lewis

                                       Its:     President




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                                    EXHIBIT F

                       SELLER'S ADDITIONAL REPRESENTATIONS


1.   The Challenger was painted in April, 1997, by Bombardier Aviation.

2.   The Challenger has 5,063.1 hours of flight.

3. The Challenger left and right engines have 5,063.1 and 4,864.1 hours and 3,165.7 and 2,997.1 cycles, respectively.










































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